EXHIBIT 10.8

                               FARMOUT AGREEMENT

     THIS FARMOUT AGREEMENT ("Agreement") is made and entered into as of July 10, 1997, by and among SOCO EXPLORATION (THAILAND) COMPANY LIMITED, a juristic person organized and existing under the laws of Thailand ("SOCO Exploration"), SOCO THAITEX, INC., a corporation organized under the laws of the State of Delaware ("SOCO Thaitex"), and TERRITORIAL RESOURCES (DELAWARE), INC., a corporation organized under the laws of the State of Delaware ("Territorial"). SOCO Exploration and SOCO Thaitex are sometimes together referred to herein as "SOCO," each party hereto is sometimes referred to herein as a "Party," and collectively the parties hereto are sometimes referred to as the "Parties."

                                    RECITALS

A. SOCO Exploration owns a 50% working interest in the Gulf of Thailand Exploration Block No. B8/38 pursuant a Petroleum Concession No. 3/2539/50 awarded by the Ministry of Industry of the Government of Thailand (the "Block B8/38 Concession"), subject to SOCO Exploration's conveying a 2.5% working interest therein pursuant to the Asset Purchase Agreement (as defined below). SOCO Thaitex owns a 50% working interest the Gulf of Thailand Exploration Block No. B4/32 pursuant to a Petroleum Concession No. 7/2534/42 awarded by the Ministry of Industry of the Government of Thailand (the "Block B4/32 Concession"), subject to SOCO Thaitex's conveying a 2.5% working interest therein pursuant to the Asset Purchase Agreement. The Block B8/38 Concession and the Block B4/32 Concession are collectively referred to as the "Concessions."

B. SOCO desires to sell, assign, transfer and convey to Territorial, and Territorial desires to purchase from SOCO, an undivided 5% working interest in each of the Concessions on the terms and conditions set out in this Agreement.

C. The Parties and Jimmy M. McCarroll have entered into a certain Asset Purchase Agreement dated as of May 30, 1997 (the "Asset Purchase Agreement"), pursuant to which among other things Territorial was granted the right to acquire a 2.5% working interest in each of the Concessions (sometimes referred to herein as the "Additional 2.5% Working Interests"), which 2.5% working interests are in addition to the 5% working interests that are the subject of this Agreement. The Parties also desire to amend certain of the provisions of the Asset Purchase Agreement only as expressly set forth below, and only as they relate to the rights and obligations of the Parties hereto among themselves.

     NOW, THEREFORE, for and in consideration of the premises, and the covenants and obligations hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties have agreed, and do hereby evidence their agreement, to the following:

                                   ARTICLE 1
                                    FARMOUT

     1.1 ASSIGNMENT. SOCO Exploration hereby sells, assigns, transfers and delivers to Territorial an undivided 5% working interest in the Block B8/38 Concession, and SOCO Thaitex hereby sells, assigns, transfers and delivers to Territorial an undivided 5% working interest in the Block B4/32 Concession, in each case, free and clear of any liens, security interests, claims, encumbrances, burdens, liabilities or obligations, other than those created pursuant to this Agreement and the terms of the Concession as to which that working interest relates; provided, however, that the obligation to permit Thai citizens to buy up to 10% of the Concessionaire under the Block B4/32 Concession in the event of commercial production contained in Clause 6(3) of the Block B4/32 Concession shall be borne solely by SOCO Thiatex (and shall not impair or adversely affect the interests of Territorial in the Block B4/32 Concession), and SOCO Thaitex shall indemnify, defend and hold harmless Territorial from and against any obligation or liability incurred as a result thereof or in connection therewith. Without limiting the generality of the foregoing, those 5% working interests (and SOCO confirms and covenants that the 2.5% Additional Working Interests) are and shall be free of all liens, security interests, claims, encumbrances, burdens, liabilities and obligations, if any, created pursuant to or referred to in (i) the letter agreement dated September 6, 1994, between SOCO International, Inc., et al., and Freeport-McMoran Thaitex Co., et al. (as the same may have been or may in the future be amended or modified, the "Freeport-McMoran Letter Agreement"), (ii) the letter agreement dated September 6, 1994, between SOCO International, Inc. and CLK Company (as the same may have been or may in the future be amended or modified, the "CLK Letter Agreement"), and (iii) the Farmout Agreement, dated June 9, 1997, between SOCO and MMC Exploration & Production (Thailand) Ltd. ("MMC") or one or more of its affiliates (as the same may have been or may in the future be amended or modified, the "MMC Farmout Agreement"); and all those burdens, liabilities and obligations, if any, created pursuant to, or referred to in, the Freeport-McMoran Letter Agreement, the CLK Letter Agreement and the MMC Farmout Agreement shall be, as between SOCO and Territorial, borne solely by the relevant SOCO entity. The Parties hereby agree that, as among themselves, to the extent of any inconsistency between the provisions of this Section 1.1 and the provisions of the Asset Purchase Agreement, as the same relate to liens, claims, burdens or other encumbrances with respect to the 2.5% Additional Working Interests created or existing as result of the Freeport-McMoran Letter Agreement, the CLK Letter Agreement, the MMC Farmout Agreement or the obligations to permit Thai citizens to buy up to 10% of the Concessionaire under the Block B4/32 Concession, the provisions of this Section 1.1 shall control, and shall supersede those inconsistent provisions in the Asset Purchase Agreement.

     1.2 GOVERNMENT CONSENTS. Immediately following the execution hereof, SOCO will use its commercially reasonable efforts to obtain consents from the Government of Thailand and its appropriate subdivisions, ministries and instrumentalities (collectively, the "Government") to the assignments herein made and to the assignments of the 2.5% Additional Working Interests (collectively, those interests are sometimes referred to as the "7.5% Working Interests") in order to vest in Territorial under the laws, rules, orders, edicts and regulations of Thailand, all right, title and interest therein and thereto (those consents being referred to herein as the "Government Consents"). The Parties recognize and agree that securing those Government Consents may require the execution of one or more documents and instruments in form acceptable to the Government, and, in that event, the Parties agree to execute, acknowledge, if appropriate, and deliver the officially approved documents and instruments to the Government, so long as the same do not materially alter the rights and obligations of the Parties without their prior consent, which prior consent shall not be unreasonably withheld. Territorial will use its commercially reasonable efforts to cooperate with SOCO in obtaining all requisite Government Consents. If the Government Consents are not obtained on or before December 31, 1997, then Territorial shall have the option, as to each Concession:

     (a) to reassign those 7.5% Working Interests to the relevant SOCO entity(ies);

     (b) to retain those 7.5% Working Interests and to continue to request the Government Consents; provided, however, that if the Government Consents are not obtained on or before June 30, 1998, then Territorial may exercise either of the options set forth in Sections 1.2(a) or 1.2(c) hereof, in addition to any other right it may have under this Agreement, any other agreement or under applicable law; or

     (c) to permit SOCO to retain legal title to the Concessions with Territorial retaining all rights therein, but solely as a beneficial owner of an undivided 7.5% working interest in and to the Concessions, provided that Territorial has met all of its monetary obligations hereunder;

provided, however, that the provisions of this Section 1.2 shall not adversely affect the rights and privileges Territorial may have as to Jimmy M. McCarroll, or affect Mr. McCarroll's obligations to Territorial, under the Asset Purchase Agreement.

     If Territorial elects the option set forth in Section 1.2(a) above, SOCO shall protect, defend, indemnify and hold harmless Territorial from and against any and all losses, costs, liabilities and expenses arising out of or related to the interests reassigned.

As among the Parties, the provisions of this Section 1.2 shall supersede the rights and obligations of the Parties hereto set out in Section 4.1 (relating to Governmental Approvals) of the Asset Purchase Agreement.

     1.3 OPERATIONS. As promptly as reasonably practical (and in no event later than 30 days) after the execution of this Agreement, Territorial and each of the relevant SOCO entities will enter into joint operating agreements (each a "Joint Operating Agreement") providing for the designation of SOCO Exploration as the operator of the Block B8/38 Concession, and of SOCO Thaitex as the operator of the Block B4/32 Concession, in each case, in form and substance substantially identical to that entered into between the SOCO entity and MMC relating to that Block (a copy of which was delivered by the SOCO entities to Territorial on or before the date hereof) but reflecting the interests of Territorial in that Joint Operating Agreement. The provisions of this Section
1.3 shall supersede the rights and obligations of the Parties hereto set out in
Section 4.2 (relating to Operator matters) of the Asset Purchase Agreement.

     1.4 SHARING OF COSTS AND EXPENSES. With respect to the first well (or the substitute well therefor, if required) drilled on the Block B8/38 Concession pursuant to the provisions of the Joint Operating Agreement governing operations on that Concession, Territorial shall not be obligated to pay any portion of the costs and expenses thereof, including without limitation the costs and expenses of mobilizing the rig to and including the costs and expenses of demobilizing the rig, from the date hereof until the earlier of (a) the sum of $3,000,000 (including the $450,000 credit allowed to MMC) has been expended in connection with drilling that well or (b) the first well has been drilled and logged and the well logging tools have been recovered on the rig floor. Territorial shall pay 12.5% of all costs and expenses of the first well (or the substitute well thereof, if required) drilled on the Block B8/38 Concession to casing point in excess of those set forth in the preceding sentence, and 12.5% of all costs and expenses of the second well (or the substitute well therefor, if required), whether that second well is drilled on the Block B8/38 Concession or the Block B4/32 Concession, until that second well has been drilled and logged and the well logging tools have been recovered on the rig floor.

     Except with respect to the costs and expenses described above (and subject to the sole risk provision to be included in the relevant Joint Operating Agreement), all costs and expenses in respect of operations on the Concessions will be borne in accordance with the provisions of the relevant Joint Operating Agreement governing operations of the relevant Concession, which shall provide for Territorial to pay 7.5% of all those costs and expenses, without increases throughout the term of that Concession unless otherwise agreed to by Territorial. As between the Parties, to the extent of any inconsistency between the provisions of this Section 1.4, on the one hand, and the provisions of clauses (ii) and (iv) of Section 3.2(i) of the Asset Purchase Agreement, on the other hand, the provisions of this Section 1.4 shall control and shall supersede the provisions of those clauses of Section 3.2(i) of the Asset Purchase Agreement.

                                   ARTICLE 2
                     REPRESENTATIONS AND WARRANTIES OF SOCO

Each of SOCO Exploration and SOCO Thaitex represents and warrants, jointly and severally, to Territorial as of the date hereof that:

     2.1 ORGANIZATION. SOCO Exploration is duly organized, validly existing and in good standing under the laws of Thailand, and is duly authorized and qualified under the laws of Thailand to conduct its business with respect to the Block B8/38 Concession. SOCO Thaitex is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified under the laws of Thailand to conduct its business with respect to the B4/32 Concession. Each of SOCO Exploration and SOCO Thaitex has all licenses, permits and authorizations necessary to carry on its current business and conduct its current operations. Each of SOCO Exploration and SOCO Thaitex has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by each of SOCO Exploration and

SOCO Thaitex and constitutes the valid and legally binding obligation of that Party, enforceable against it in accordance with its terms.

     2.2 CONSENTS. Except for the Government Consents, no other notices to, filings with, or authorizations, consents or approvals from any other governmental agency or authority or any other party are required in order to effectively assign the 7.5% Working Interests to be assigned hereby to Territorial or to perform the other obligations of SOCO hereunder.

     2.3 INTERESTS CONVEYED. Subject to the receipt of the Government Consent with respect thereto, SOCO has conveyed to Territorial an undivided 7.5% Working Interest in the Block B8/38 Concession and an undivided 7.5% Working Interest in the Block B4/32 Concession, free and clear of any liens, security interests, liens, claims, burdens or other encumbrances, other than as provided in Section
1.1 hereof.

     2.4 NO VIOLATIONS OF LAW, ETC. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by SOCO Exploration or SOCO Thaitex will (a) violate any applicable law, rule, regulation, or order to which that Party is subject or any provision of the charter or bylaws of that Party or (b) conflict with, result in a breach of, constitute a default under, create in any party the right to terminate, modify or change, or require any notice under any agreement, contract, lease, license, instrument or other agreement to which it is a party, by which it is bound or to which any of its assets is subject.

     2.5 CONCESSION DOCUMENTS. SOCO Exploration and/or SOCO Thaitex has provided to Territorial (a) a true, complete and correct copy of the written instrument by which the Block B8/38 Concession was granted (which consists solely of that certain Petroleum Concession No. 3/2539/50 awarded to SOCO Exploration by the Ministry of Industry, dated October 24, 1996, and no other amendments, supplements or modifications thereto) (which is sometimes referred to herein as the "Block B8/38 Concession"), and (b) a true, complete and correct copy of the written instrument by which the Block B4/32 Concession was granted (which consists solely of that certain Petroleum Concession No. 7/2534/42 awarded to THAITEX PETROLEUM COMPANY LIMITED by the Ministry of Industry, dated September 11, 1991, as the same was amended and supplemented by that certain Supplementary Petroleum Concession (No. 1) to Petroleum Concession No. 7/2534/42 dated September 4, 1995 (which, as so amended and supplemented, is sometimes referred to herein as the "Block B4/32 Concession"), and no other amendments, supplements or modifications thereto). The rights granted to the Concessionaire under each Concession have not been further amended, supplemented, modified, diminished or withdrawn, and to the best knowledge of SOCO Exploration and SOCO Thaitex, no diminution or withdrawal, in whole or in part, has been threatened or is contemplated.

     2.6 STATUS OF DOCUMENTS AND INTERESTS. Each Concession agreement, and the Concession granted thereunder, is legal, valid, binding and enforceable, and is in full force and effect; neither party to either Concession agreement is in breach or default thereunder; and no event has occurred that with notice or lapse of time would constitute a breach or default under, or permit termination or modification of, either Concession agreement. SOCO Exploration owns 50% of the working interests in the Block B8/38 Concession, subject to the 7.5% working interests conveyed or to be conveyed to Territorial pursuant to the Asset Purchase Agreement and this Agreement. SOCO Thaitex owns 50% of the working interests in the Block B4/32 Concession, subject to the 7.5% working interests conveyed or to be conveyed to Territorial pursuant to the Asset Purchase Agreement and this Agreement. The Block B4/32 Concession is in the last year of the Second Obligation Period, as defined in Clause 4 of the B4/32 Concession, and the only remaining work to be done during the Second Obligation Period is the drilling of one well.

     2.7 COMPLIANCE WITH LAWS. Each of SOCO Exploration and SOCO Thaitex has complied with all applicable laws, rules, regulations, and orders of the Government of Thailand and all agencies and instrumentalities thereof (including without limitation, any of the same pertaining to protection of the environment, health or safety), and no action, suit, proceeding, hearing, investigation, charge, complaint, demand, notice or claim has been filed or commenced against it alleging any failure to so comply.

     2.8 NO LAWSUITS, ETC. There are no lawsuits, actions, hearings, investigations, charges, complaints, demands, claims or administrative or arbitration proceedings pending, or to the best knowledge of SOCO Exploration and SOCO Thaitex, threatened against either of them or any of their assets (including without limitation the Concessions).

     2.9 NATURE OF WORKING INTERESTS. Except as otherwise provided in this Agreement or the Asset Purchase Agreement, SOCO has assigned to Territorial pursuant to this Agreement and the Asset Purchase Agreement a right, title or interest that entitles Territorial to receive (a) based on its ownership interest in the Block B8/38 Concession, 7.5% of the proceeds from the sale of production from each well located in Block B8/38 throughout the term of the Block B8/38 Concession, together with at least a like interest in all production from any additional wells drilled in Block B8/38 after the date hereof and during the term of that Concession, and (b) based on its ownership interest in the Block B4/32 Concession, 7.5% of the proceeds from the sale of production from each well located in Block B4/32 throughout the term of the Block B4/32 Concession, together with at least a like interest in all production from any additional wells drilled in Block B4/32 after the date hereof and during the term of that Concession.

     2.10 NO UNPERFORMED OBLIGATIONS. There is no currently outstanding obligation, debt or other liability relating to any of the 7.5% Working Interests that has not been paid or performed on or before the date hereof, and all obligations, debts or other liabilities relating to any of the 7.5% Working Interests relating to periods on or prior to the date hereof have been paid or performed in full. There has not occurred any event, fact or circumstance, whether or not with the lapse of time or the giving of notice, would constitute a breach or default by any party with respect to any of the 7.5% Working Interests.

     2.11 NO BROKERAGE FEES. Territorial shall not be subject to any brokerage, finders' or other similar fees incurred by any SOCO entity and each SOCO entity shall indemnify, defend and hold harmless Territorial from and against any cost, expense, liability or obligation incurred by Territorial in connection therewith.

     2.12 INFORMATION SUPPLIED. None of the information supplied or to be supplied by either SOCO Exploration or SOCO Thaitex, insofar as it relates to either of them, any of the 7.5% Working Interests, the Concessions or the transactions consummated hereby or under the Asset Purchase Agreement, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which there are made, not misleading.

                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF TERRITORIAL

     Territorial represents and warrants to SOCO Exploration and to SOCO Thaitex as of the date hereof that:

     3.1 ORGANIZATION. Territorial is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified under those laws to conduct its business as currently conducted by it. Territorial has all licenses, permits and authorizations necessary to carry on its current business and conduct its current operations. Territorial has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Territorial and constitutes the valid and legally binding obligation of Territorial, enforceable against it in accordance with its terms.

     3.2 CONSENTS. No other notices to, filings with, or authorizations, consents or approvals from any other governmental agency or authority or any other party are required in order to enter into this Agreement and perform its obligations hereunder.

     3.3 NO VIOLATIONS OF LAW, ETC. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by Territorial will (a) violate any applicable law, rule, regulation, or order to which it is subject or any provision of its charter or bylaws, nor will those transactions violate any applicable law, rule, regulation or order to which it is subject or any provision of its charter or bylaws or (b) conflict with, result in a breach of, constitute a default under, create in any party the right to terminate, modify or change, or require any notice under any agreement, contract, lease, license, instrument or other agreement to which it or Territorial is a party, by which it is bound or to which any of its assets is subject.

     3.4 NO LAWSUITS, ETC. There are no lawsuits, actions, hearings, investigations, charges, complaints, demands, claims or administrative or arbitration proceedings pending, or to the best knowledge of Territorial, threatened against it or any of its assets.

     3.5 NO BROKERAGE FEES. Neither of the SOCO entities shall be subject to any brokerage, finders' or other similar fees incurred by Territorial, and Territorial shall indemnify, defend and hold harmless each SOCO entity from and against any cost, expense, liability or obligation incurred by either SOCO entity in connection therewith.

     3.6 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Territorial, insofar as it relates to Territorial or the transactions to be consummated hereby or under the Asset Purchase Agreement, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which there are made, not misleading.

                                   ARTICLE 4
                                CONFIDENTIALITY

     4.1 CONFIDENTIAL INFORMATION DEFINED. Each Party acknowledges and agrees that, on and after the date of this Agreement and continuing during the term of this Joint Operating Agreements, it will have copies of or access to proprietary information regarding the Concessions, all of which proprietary information is referred to herein as "Confidential Information." The Parties acknowledge and agree that the disclosure of Confidential Information will prove to be injurious to the business and prospects of the Parties and, except as specifically provided in this Article 4, each Party shall hold all of the Confidential Information in confidence, and neither Party nor its affiliates, nor any of a Party's or its affiliates' officers, shareholders, directors or employees, shall disclose all or any part of the Confidential Information to any person not a Party, without the prior written consent of the other Parties.

     4.2  CERTAIN DISCLOSURES.  Notwithstanding the foregoing, the provisions of
Section 4.1 hereof shall not apply to any Confidential Information which (a) was or becomes within the public domain or available to the public (other than by a disclosure by a Party in contravention of the terms of this Agreement), (b) a party shall be required to disclose to any court, governmental entity, agency or stock exchange pursuant to applicable regulations or rules of a stock exchange or pursuant to any applicable law, rule or regulation or order of any governmental authority, including without limitation any applicable securities-related law, rule, regulation or order, (c) is required to be disclosed to consultants or other professionals in connection with the performance of a duty upon being employed or retained by a Party in respect of the evaluation, auditing or other work performed in respect of one or both of the Concessions,
(d) a Party may be required to disclose to a bank, financial institution or lender in connection with any proposed financing transaction, (e) a Party may disclose to a prospective bona fide purchaser, (f) a Party may disclose to an affiliate which is an assignee of a Party, (g) a Party may disclose to any shareholder owning directly or indirectly five percent (5%) or more of the voting securities of a Party or (h) a Party may disclose to any proper arbitrator or other authority in connection with enforcing its rights or the obligations of any other Party hereto; provided, however, that in the instance of a disclosure under clauses (c), (d), (e), (f) or (g) of this Section, the Party shall use its commercially reasonable efforts to obtain additional assurances of confidentiality from the person or party to whom disclosure is made to continue to preserve the confidentiality provisions hereof.

     4.3 PRESS RELEASES. Each Party shall consult with the other Parties before the release of any press releases and other announcements concerning this Agreement or the transactions contemplated hereby, and except as required by applicable law, rule, regulation or order, or by any applicable stock exchange rules or regulations, as determined in good faith by the Party proposing to make a press release or other announcement, no Party shall issue any press release or other announcement without the prior written consent of the other Parties.

                                   ARTICLE 5
                                 MISCELLANEOUS

     5.1 INFORMATION. Subject to the restrictions imposed by any applicable law, each of SOCO Exploration and SOCO Thaitex agrees to permit representatives of Territorial to have full access at all reasonable times to all premises, properties, personnel, books, records, contracts and documents pertaining to the Concessions.

     5.2 FURTHER ASSURANCES. From time to time hereafter and without further consideration, each of the Parties shall execute and deliver any additional or further instruments of conveyance, assignment, assumption and transfer, and take any actions, as any other Party may reasonably request in order to more effectively convey and transfer to the other Party the assets, rights or other property to be sold or conveyed to the other Party hereunder or as shall be reasonably necessary or appropriate in connection with the carrying out of the other Party's obligations hereunder or the purposes of this Agreement.

     5.3 WAIVER OF BREACH. The failure of a Party to insist upon strict performance of any provision hereof shall not constitute a waiver of or estoppel against asserting the right to require performance in the future, nor shall a waiver or estoppel in any one instance constitute a wavier or estoppel with respect to a later breach of a similar nature otherwise.

     5.4 NO PARTNERSHIP CREATED. It is not the intention of the Parties to create a partnership, association, trust or other business entity cognizable in law as a result of this Agreement and the transactions contemplated hereby. The duties, obligations and liabilities of the Parties are intended and declared to be separate and individual and not joint or collective, and nothing contained in this Agreement, or in any agreement made pursuant hereto, shall ever be construed to create a partnership, association, trust or other business entity cognizable in law for any purpose, or to impose a partnership duty, obligation or liability with respect to the Parties.

     5.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Parties shall not be deemed waived or otherwise affected by any investigation made by any other Party. Each representation and warranty shall continue for a period of three (3) years after the date hereof. The provisions of this Section shall have no effect upon any other obligation of the Parties, whether to be performed before or after the date hereof.

     5.6 AMENDMENT AND MODIFICATION. This Agreement may not be amended except by an instrument in writing signed by all of the Parties.

     5.7 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows (or at any other address or facsimile number for a Party as shall be specified by like notice):

     If to Territorial, at

     Territorial Resources (Delaware), Inc.
     c/o Territorial Resources, Inc.
     734 7th Avenue S.W., Suite 1345
     Canada T2P 3P8
     (Fax No.)  403.233.7354
     Attn:  Daniel A. Mercier

     If to SOCO Exploration or SOCO Thaitex, at:

     [insert name of SOCO entity to receive notice]
     c/o SOCO International, Inc.
     622 High Street
     P.O. Box 399
     Comfort, Texas 78013
     (Fax No.) 210.995.5027
     Attn:  Mr. Edward T. Story

     5.8 EXPENSES. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring those costs and expenses whether or not the transactions contemplated hereby are consummated.

     5.9 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, including all exhibits hereto, (a) constitutes the entire agreement among the Parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, between the Parties, their affiliates or any of them with respect to that subject matter (provided, however, that the provisions of the Asset Purchase Agreement shall not be superseded or otherwise affected by this Agreement, other than as expressly provided herein) and (b) shall not be assigned by operation of law or otherwise without the express prior written consent of the other Party.

     5.10 BINDING EFFECT; BENEFIT. Subject to the provisions of Section 5.9 hereof, this Agreement shall inure to the benefit of and be binding upon the Parties and their successors and assigns. Nothing in this Agreement is intended to confer on any person other than the Parties to this Agreement or their successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     5.11 HEADINGS. The descriptive headings of the articles, sections, subsections, exhibits and schedules of this Agreement are inserted for convenience only, do not constitute a

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

part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     5.12 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Execution of this Agreement may be evidenced by a signature delivered by or on behalf of a Party via facsimile, which facsimile signature shall be confirmed by telephone, and once so confirmed, shall constitute an effective signature of the Party on whose behalf the facsimile signature is provided.

     5.13 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     5.14 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed by it or on its behalf, all as of the date first written above.

                                TERRITORIAL RESOURCES (DELAWARE), INC.

                                By:/s/
                                Name:___________________________________
                                As Its Authorized:______________________


                                SOCO EXPLORATION (THAILAND) COMPANY LIMITED

                                By:/s/
                                Name:___________________________________
                                As Its Authorized:______________________


                                SOCO THAITEX, INC.

                                By:/s/
                                Name:___________________________________
                                As Its Authorized:______________________

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